CUSIP No.	032420101
Exhibit 3
JOINT FILING STATEMENT
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that this Statement on Schedule 13D relating to the beneficial ownership of Common Stock, $0.001 par value per share, of Anacor Pharmaceuticals Inc. is being filed with the Securities and Exchange Commission on behalf of each of them. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
Date: October 25, 2011

RHO VENTURES IV QP LP RHO VENTURES IV LP

By	its General Partner, Rho Management Ventures IV L.L.C.

By:	/s/ Jeffrey I. Martin Jeffrey I. Martin
Authorized Signer

RHO MANAGEMENT VENTURES IV L.L.C.

By:	/s/ Jeffrey I. Martin Jeffrey I. Martin
Authorized Signer

RHO VENTURES IV GMBH & CO BETEILIGUNGS KG

By	its General Partner, Rho Capital Partners Verwaltungs GmbH

By:	/s/ Jeffrey I. Martin Jeffrey I. Martin
Authorized Signer

RHO CAPITAL PARTNERS VERWALTUNGS GMBH

By:	/s/ Jeffrey I. Martin Jeffrey I. Martin
Authorized Signer

RHO VENTURES IV HOLDINGS, LLC

By:	/s/ Jeffrey I. Martin Jeffrey I. Martin
Authorized Signer

/s/ Jeffrey I. Martin

Jeffrey I. Martin, as Authorized Signer, on behalf of Mark Leschly

CUSIP No.	032420101

/s/ Jeffrey I. Martin

Jeffrey I. Martin, as Authorized Signer, on behalf of Habib Kairouz

/s/ Jeffrey I. Martin

Jeffrey I. Martin, as Authorized Signer, on behalf of Joshua Ruch